CONTACT:
                                                                Thomas Eberhardt
                                                  Director of Investor Relations
                                                         APAC TeleServices, Inc.
                                                                    847-374-1949

FOR IMMEDIATE RELEASE:

                       APAC REPORTS THIRD QUARTER RESULTS



Deerfield, Ill. (October 19, 1998) -- APAC TeleServices, Inc. (NASDAQ:APAC), a premier provider of outsourced customer service and sales, today reported consolidated financial results for its third quarter of 1998. The Company reported net income of $3.4 million or $0.07 per share for the third quarter of 1998 compared to $2.0 million of net income or $0.04 per share for the third quarter of 1997. Earnings before interest, taxes, depreciation and amortization were $20.0 million for the thirteen weeks ended September 27, 1998, compared to $11.0 million for the same period of 1997.

The Company announced net revenue of $119.3 million for the thirteen weeks ended September 27, 1998, up 49% from $79.8 million in the same period a year ago. The results for the third quarter of 1998 include the revenues contributed by ITI Marketing Services, Inc. subsequent to its acquisition on May 20, 1998.

For the thirty-nine weeks ended September 27, 1998, APAC reported consolidated net revenue of $318.1 million, an increase of 22% from net revenue of $261.7 million for the same period in 1997. Consolidated net income for the first three quarters of fiscal 1998 was $4.8 million as compared to $19.1 million for the same period in 1997. Earnings per share, for the thirty-nine weeks ended September 27, 1998, were $0.21, compared to $0.40 for the same period in 1997, prior to the effect of the $0.11 per share restructuring charge recorded in the second quarter of 1998.

Net revenue for the company's outbound operations, the Sales Solutions division, increased 41% to $56.4 million for the third quarter of 1998, compared to $40.0 million for the third quarter of 1997. Net revenue for inbound operations, the Service Solutions division, was $62.9 million, up 58% from $39.8 million in the same period a year ago.

"We continue to capture the strengths of the two organizations as we integrate the operations of ITI and APAC", stated Theodore G. Schwartz, APAC's chairman and chief executive officer. "The management team is proceeding rapidly on the integration plan designed to increase efficiencies, share best practices, improve capacity utilization and more closely align expenses with projected revenues. We continue to focus on achieving our profitability objectives and maximizing shareowner value," Schwartz also stated.

Headquartered in the Chicago suburb of Deerfield, Illinois, APAC operates 87 customer contact centers with more than 20,000 employees in 20 states. The company's Web site address is www.apacteleservices.com.

Paragren Technologies, Inc., APAC's wholly owned subsidiary, is headquartered in Reston, Virginia. Paragren provides innovative marketing solutions to drive enterprise-wide customer intelligence for organizations in the communications, financial services, energy and retail industries. Additional information is available on their Web site at www.paragren.com.

Statements contained herein regarding APAC's expected growth, prospective business opportunities and future expansion plans are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements: there can be no assurance that APAC will be able to maintain its growth rate and effectively manage its profitability. In the future, APAC may experience excess peak period capacity when it opens a new customer contact center or terminates or completes a large client program. APAC's agreements with its clients generally do not ensure that APAC will generate a specific level of net revenue, do not designate APAC as the client's exclusive service provider, and many are terminable by the client on relatively short notice. APAC's revenues and profitability may also be affected by changes in clients' use of telemarketing programs as a method for customer acquisition and available telemarketing capacity from APAC's competitors. In addition, the amount of net revenue is dependent upon customers' interest in, and use of, the client's products or services. Readers are encouraged to review the section captioned "Information Regarding Forward-Looking Statements" on Form 10-K in APAC's Annual Report for the year ended December 28, 1997, which describes other important factors that may affect APAC's business, results of operations and financial condition

                                     --END--

APAC REPORTS THIRD QUARTER EARNINGS

PAGE 3



                   APAC TeleServices, Inc. and Subsidiaries
                             Statements of Income
                  (In thousands, except for per share data)

                                                   Thirteen Weeks Ended
                                                       (Unaudited)

                                                September 27,  September 28,
                                                     1998          1997

    Net Revenue:
      Sales Solutions                              $56,440       $40,041
      Service Solutions                             62,903        39,800
        Total net revenue                          119,343        79,841

    Operating expenses:
      Cost of services                              94,245        64,000
      Selling, general and
        administrative expenses                     15,712        11,970
        Total operating expenses                   109,957        75,970
      Income from operations                         9,386         3,871
    Interest expense, net                            2,983           349
      Income before income taxes                     6,403         3,522
    Income taxes                                     2,980         1,504
      Net income                                    $3,423        $2,018

    Net income per share:
      Basic                                          $0.07         $0.04
      Diluted                                        $0.07         $0.04

    Weighted average shares:
      Basic                                         48,505        47,637
      Diluted                                       48,956        48,810


                   APAC TeleServices, Inc. and Subsidiaries
                             Statements of Income
                  (In thousands, except for per share data)

                                                    Thirty-Nine Weeks Ended
                                                          (Unaudited)

                                                September 27,   September 28,
                                                     1998           1997

    Net Revenue:
      Sales Solutions                             $154,936         $137,698
      Service Solutions                            163,136          124,047
        Total net revenue                          318,072          261,745

    Operating expenses:
      Cost of services                             251,086          195,399
      Selling, general and
        administrative expenses                     43,594           34,276
      Restructuring charge                           9,000                -
        Total operating expenses                   303,680          229,675
      Income from operations                        14,392           32,070
    Interest expense, net                            5,140              987
      Income before income taxes                     9,252           31,083
    Income taxes                                     4,500           11,979
      Net income                                    $4,752          $19,104

    Net income per share:
      Basic                                          $0.10            $0.40
      Diluted                                        $0.10            $0.40

    Weighted average shares:
      Basic                                         48,773           46,983
      Diluted                                       49,590           48,193
